To the Shareholders and Board of Directors
The Infinity Mutual Funds, Inc.:

In planning and performing our audit of the
 financial statements of the Correspondent Cash
Reserves Tax Free Money Market Portfolio
 for the period October 7, 1996 (commencement of operations) to December 31, 1996, we consi dered its internal control structure, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the
requirements of Form N-SAR, not to provide assurance on the internal control structure.

The management of the Correspondent Cash
 Reserves Tax Free Money Market Portfolio is responsible for establishing and maintaining an internal control structure. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control policies and procedures. Two of the objectives of an internal control structure are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with generally accepted accounting principles.

Because of inherent limitations in any internal control structure, errors or irregularities may occur and not be detected. Also, projection of any evaluation of the structure to future periods is
subject to the risk that it may become inadequate
 because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control structure
 would not necessarily disclose all matters in the internal control structure that might be material weaknesses under standards established by the American Institute of Certified Public Accountants.
  A material weakness is a condition in
which the design or operation of the specific internal
 control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 1996.

This report is intended solely for the information
 and use of the Board of Trustees, management and the Securities and Exchange Commission.




February 14, 1997